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Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES INC.

    We hereby consent to (i) the use of our opinion letter dated June 12, 2001 to the Board of Directors of Axys Pharmaceuticals, Inc. (the "Company") included in Annex B to the Proxy Statement/Prospectus relating to the proposed acquisition of the Company by Applera Corporation and (ii) the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary of the Proxy Statement/Prospectus—Opinion of Financial Advisor to the Axys Board of Directors", "The Merger—Background of the Merger" and "The Merger—Opinion of the Financial Advisor to the Axys Board of Directors". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ J.P. MORGAN SECURITIES INC.
J.P. Morgan Securities Inc.
July 6, 2001

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  Exhibit 99.2
CONSENT OF J.P. MORGAN SECURITIES INC.